EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-87014) pertaining to the Teledyne Technologies Incorporated 2002 Stock Incentive Plan, Registration Statement (Form S-8 No. 333-94739) pertaining to the Teledyne Technologies Incorporated 1999 Incentive Plan, Registration Statement (Form S-8 No. 333-91781) pertaining to the Teledyne Technologies Incorporated Executive Deferred Compensation Plan, Registration Statement (Form S-8 No. 333-91785) pertaining to the Teledyne Technologies Incorporated 401(k) Plan, Registration Statement (Form S-8 No. 333-91787) pertaining to the Teledyne Technologies Incorporated Stock Purchase Plan, Registration Statement (Form S-8 No. 333-104712) pertaining to the Teledyne Technologies Incorporated Non-Employee Director Stock Compensation Plan, Registration Statement (Form S-8 No. 333-91791) pertaining to the Teledyne Technologies Incorporated Non-Employee Director Stock Compensation Plan, Registration Statement (Form S-8 No. 333-46630) pertaining to the Teledyne Technologies Incorporated 1999 Incentive Plan, Registration Statement (Form S-8 No. 333-33878) pertaining to the Teledyne Technologies Incorporated 401(k) Plan, and Registration Statement (Form S-8 No. 333-127273) pertaining to the Teledyne Technologies Incorporated 1999 Incentive Plan of our reports dated February 20, 2007, with respect to the consolidated financial statements and schedule of Teledyne Technologies Incorporated, Teledyne Technologies Incorporated management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Teledyne Technologies Incorporated, included in this Annual Report (Form 10-K) for the year ended December 31, 2006.
Los Angeles, California
February 27, 2007